Exhibit 14

                               SECOND AMENDMENT OF
           CONVERTIBLE PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

      Second Amendment of Convertible Promissory Note and Warrant Purchase Agreement (this "Second Amendment"), dated as of January 30, 2002, between TeraGlobal Communications Corp., a Delaware corporation (the "Company"), and WallerSutton 2000, L.P., a Delaware limited partnership ("WallerSutton").

      WHEREAS, the Company and WallerSutton are, among others, parties to that certain Convertible Promissory Note and Warrant Purchase Agreement (the "Purchase Agreement"), dated as of December 10, 2001, as amended by that certain Waiver of and Amendment to Convertible Promissory Note and Warrant Purchase Agreement (the "Waiver and Amendment"), dated as of January 22, 2002, pursuant to which the Company was allowed to sell and issue to the investors named therein (a) secured convertible promissory notes in the aggregate principal amount of up to two million dollars ($2,000,000), and (b) warrants to purchase certain number of shares of the Company's Common Stock, par value $0.001 per shares ("Common Stock");

      WHEREAS, as of December 21, 2001, the Company has sold and issued, pursuant to the Purchase Agreement, secured convertible promissory notes in the aggregate principal amount of seven hundred fifty thousand dollars ($750,000) (the "December Notes") and certain warrants;

      WHEREAS, on January 22, 2002, the Company has sold and issued, pursuant to the Waiver and Amendment, additional secured convertible promissory notes in the aggregate principal amount of two hundred fifty thousand two hundred eighty six dollars ($250,286) (the "January Notes") and certain warrants;

      WHEREAS, the Company acknowledges that WallerSutton has no further obligation to purchase convertible promissory notes or warrants under the Purchase Agreement or the Waiver and Amendment;

      WHEREAS, the Company is currently in need for additional capital to continue its ongoing operations; and

      WHEREAS, WallerSutton is willing to purchase additional secured convertible promissory notes under the Purchase Agreement, as amended, in the aggregate principal amount of two hundred fifty thousand dollars ($250,000), provided that the obligations of the Company under such notes are entitled to the benefits of the Security Agreement (as defined in Section 1.6 below).

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

      1. Purchase and Sale of the Note.

            1.1. Sale and Issuance of the Note. Upon the terms and subject to the conditions of the Purchase Agreement, as amended by the Waiver and Amendment and by this

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Second Amendment, WallerSutton agrees to purchase at the Closing (as defined in
Section 1.2 below), and the Company agrees to sell and issue to WallerSutton at the Closing, a convertible promissory notes in the form of Exhibit A hereto (the "Note") in the principal amount of two hundred fifty thousand dollars ($250,000) (the "Funding Amount"), at a price equal to the Funding Amount.

            1.2. Closing. The closing of the purchase and sale of the Note contemplated by this Second Amendment (the "Closing") shall take place simultaneously with the execution hereof. The Closing shall take place at the offices of RubinBaum LLP, 30 Rockefeller Plaza, New York, New York, at 10 a.m. New York time or such other time and place as the Company and WallerSutton shall otherwise agree on.

            1.3. Deliveries. At the Closing, the Company shall deliver to WallerSutton the Note against payment therefor by wire transfer or check.

            1.4. Conversion of the Note. The Note shall be converted, at any time while it is outstanding and prior to its maturity date, into any shares of capital stock of the Company (or any subsidiary thereof which owns all or substantially all of the assets of the Company) at the final closing of the Next Qualified Financing. The term "Next Qualified Financing" shall mean the receipt of gross proceeds of not less than $6,600,000 from the sale of the Company's debt or equity securities through any financing sources (in any case excluding amounts received on conversion of the December Notes, the January Notes and the Notes) which is on terms reasonably acceptable to WallerSutton and is completed before June 10, 2002.

            1.5. Use of Proceeds. The proceeds from the sale of the Note will be used for general working capital purposes.

            1.6. Security. The December Notes, the January Notes and the Notes shall be secured by a first priority security interest in all of the Company's assets pursuant to the Security Agreements (as defined in Section 2.2 below).

            1.7. Registration Requirements. The shares of the Company's Common Stock issuable upon conversion of the Note shall be registered with the Securities and Exchange Commission and listed on the Nasdaq Stock Market or the then current exchange within one hundred twenty (120) days of the consummation of the Next Qualified Financing; provided, however, that if the Next Qualified Financing shall not have been completed by June 10, 2002, then the Company will register such shares in accordance with the Registration Rights Agreement in the form of Exhibit E to the Purchase Agreement, as amended pursuant to Section 6.1(b) to the Waiver and Amendment.

      2. Representations and Warranties of the Company. The Company hereby represents and warrants to and for the benefit of WallerSutton, with knowledge that WallerSutton is relying thereon in entering into this Second Amendment and purchasing the Note, as follows:

            2.1. Representations and Warranties of the Company in the Purchase Agreement. The representations and warranties set forth in Section 2 of the Purchase Agreement, as amended by the Waiver and Amendment, are true and correct on the date hereof as if made on the date hereof and are incorporated herein by reference in their entirety.


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            2.2. Security Agreements. The Company acknowledges that the obligations of the Company under the Note and hereunder shall be entitled to the benefits of the Security Agreements entered into pursuant to the Purchase Agreement (the "Security Agreements") and shall rank pari passu with the obligations of the Issuer under the December Notes and the January Notes.

      3. Representations and Warranties of WallerSutton. WallerSutton hereby represents and warrants to and for the benefit of the Company, with knowledge that the Company is relying thereon in entering into this Second Amendment and issuing (by itself or by a subsidiary thereof) the Note and the securities to which it may be converted into to WallerSutton, that the representations and warranties set forth in Section 3 of the Purchase Agreement, as amended by the Waiver and Amendment, are true and correct on the date hereof as if made on the date hereof and are incorporated herein by reference in their entirety.

      4. California Commissioner of Corporations. The provisions of Section 4 of the Purchase Agreement are incorporated herein by reference.

      5. Covenants of the Company. So long as any of the December Notes, the January Notes or the Notes remain outstanding, the covenants of the Company, set forth in Section 5 of the Purchase Agreement, shall remain outstanding and in effect.

      6. General Provisions.

            6.1. General Provisions in the Purchase Agreement. The provisions set forth in Section 7 of the Purchase Agreement, as amended by the Waiver and Amendment, are incorporated herein by reference.

            6.2. Effectiveness. This Second Amendment shall become effective upon its execution and delivery by the Company and WallerSutton.

            6.3. Defined Terms. Capitalized terms used but not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement.


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

      IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to be effective as of the date first written above.

                                           TERAGLOBAL COMMUNICATIONS CORP.

                                           By: _________________________________
                                               Robert E. Randall,
                                               Chief Executive Officer

                                           WALLERSUTTON 2000, L.P.

                                           By:  WallerSutton 2000, L.L.C.

                                           By: _________________________________
                                           Name:
                                           Title:

                                           Address:
                                           500 W. Putnam Ave., 3rd Floor
                                           Greenwich, CT 06830

                                           notices, with a copy to:

                                                  RubinBaum LLP
                                                  30 Rockefeller Plaza
                                                  New York, NY 10112
                                                  Attn: Paul A. Gajer, Esq.

      The undersigned, being parties to the Purchase Agreement as amended by the Waiver and Amendment, hereby acknowledge receipt of this Second Amendment and consent to the terms hereof.

      SPENCER TRASK INVESTMENT PARTNERS LLC

      By: _________________________________
            Name:
            Title:

      LINCOLN ASSOCIATES, LLC

      By: _________________________________
            Name:
            Title: